Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                                 Third Point LLC
                                                  390 Park Avenue
                                                  New York, NY 10022


Date of Event Requiring Statement:                06/19/07
Issuer and Ticker Symbol:                         BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                           10% Owner (2)
Designated Filer:                                 Daniel S. Loeb


TABLE I INFORMATION

Title of Security:                                Common Stock
Transaction Date                                  06/19/07
Transaction Code                                  P
Amount of Securities and Price                    1,250,000 at $10.50 per share
Securities Acquired (A) or Disposed of (D)        A
Amount of Securities Beneficially Owned
     Following Reported Transactions              1,250,000
Ownership Form:                                   I
Nature of Indirect Beneficial Ownership:          (2)


TABLE II INFORMATION

None.